February 28, 2014

VIA EDGAR

Division of Investment Management
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	Post-Effective Amendment No. 16 to Registration Statement on Form N-1A for Stone Ridge Trust (File Nos. 333-184477 and 811-22761)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of Stone Ridge Trust (File No. 333-184477) and to the incorporation by reference of our opinions dated April 4, 2013 and April 23, 2013.

Very truly yours,

/s/ K&L Gates LLP

 K&L Gates LLP

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